Consent of Cobitz, VandenBerg & Fennessy

                          INDEPENDENT AUDITOR'S CONSENT


         We hereby consent to the incorporation by reference and use of our report, dated February 14, 1997 on the consolidated financial statements of AMB Financial Corp. Which appears in AMB Financial Corp.'s Annual Report of Shareholders and Form 10-KSB for the year ended December 31, 1996.



                                              /s/ Cobitz, VandenBerg & Fennessy
                                              ---------------------------------
                                                  COBITZ, VANDENBERG & FENNESSY


March 31, 1997
Hickory Hills, Illinois